UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2011

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506

Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2011, Voyager Oil & Gas, Inc. (the “Company”) entered into a Securities Purchase Agreement with multiple accredited investors for the private placement (the “Offering”) of 12,500,000 units (the “Units”) at a price of $4.00 per Unit, with each Unit consisting of one share of the Company’s common stock and one-half of a warrant to purchase one additional share of the Company’s common stock. Net proceeds to the Company from the sale of the Units, after deducting selling commissions and offering expenses, were approximately $46.5 million. The Offering closed on February 4, 2011.

The warrants, which represent the right to acquire up to an aggregate of 6,250,000 shares of the Company’s common stock, are exercisable within the five-year anniversary of the closing date of the Offering. The warrant exercise price of $7.10 per share is 150% of the volume weighted average closing price of the Company’s common shares on the over the counter bulletin board for the five trading days ended January 31, 2011. Canaccord Genuity, Inc. acted as the lead placement agent for the Offering. Rodman & Renshaw, LLC, Dougherty & Company, LLC, C. K. Cooper & Company, Inc., Wunderlich Securities, Inc., Global Hunter Securities, LLC, and Feltl and Company acted as co-placement agents for the Offering. The placement agents received aggregate commissions of approximately $3.0 million.

Pursuant to the terms of a Registration Rights Agreement dated February 1, 2011 with the investors in the Offering, the Company is obligated to register the shares of common stock being sold, and the shares issuable upon exercise of the warrants, for resale with the Securities and Exchange Commission on a registration statement to be filed within 30 days of closing. The registration statement must become effective within 60 days of closing (or within 90 days of closing if the SEC reviews the registration statement and provides written comments thereto) or the Company has agreed to pay liquidated damages to the investors in the amount of 1% of such investor’s aggregate investment amount each month until the registration statement is effective or, under certain circumstances, if the shares cannot be sold under the effective registration statement.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and which includes as exhibits thereto the Form of Registration Rights Agreement and Form of Warrant. The Company issued a press release announcing the closing of the transaction on February 7, 2011, which is attached hereto as Exhibit 99.1.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 for information concerning the issuance by the Company of 12,500,000 Units, with each Unit consisting of one share of the Company’s common stock and one-half of a warrant to purchase an additional one share of the Company’s common stock, at a price of $4.00 per Unit, to multiple accredited investors. The Units have not been registered under the Securities Act, or any state securities laws, and were sold in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities

Act”), and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering of securities.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                           Form of Securities Purchase Agreement among the Company and various accredited investors dated February 1, 2011.

10.2                           Form of Warrant among the Company and various accredited investors dated February 4, 2011, (incorporated by reference to Exhibit A of the Form of Securities Purchase Agreement filed as Exhibit 10.1 to this Form 8-K).

10.3                           Form of Registration Rights Agreement among the Company and various accredited investors dated February 1, 2011, (incorporated by reference to Exhibit B of the Form of Securities Purchase Agreement filed as Exhibit 10.1 to this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: February 7, 2011	By:	/s/ Mitch Thompson
Mitch Thompson
Chief Financial Officer

Exhibit Index

10.1	Form of Securities Purchase Agreement among the Company and various accredited investors dated February 1, 2011.

10.2

Form of Warrant among the Company and various accredited investors dated February 4, 2011, (incorporated by reference to Exhibit A of the Form of Securities Purchase Agreement filed as Exhibit 10.1 to this Form 8-K).

10.3

Form of Registration Rights Agreement among the Company and various accredited investors dated February 1, 2011, (incorporated by reference to Exhibit B of the Form of Securities Purchase Agreement filed as Exhibit 10.1 to this Form 8-K).